Exhibit 23.6

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-            ) of Eagle Hospitality Properties Trust, Inc. of our reports dated March 4, 2005 and February 25, 2003 included in an 8-K/A filed with the Securities and Exchange Commission on September 8, 2005 relating to the financial statements of E.S. Hotel Isla Verde, S.E. as of December 31, 2004, 2003 and 2002.

/s/ Perdomo Ferrer & Company

San Juan, Puerto Rico

November 22, 2006

Telephone: 787-754-5530 Telecopier: 787-282-7917 e-mail: mail@pf-cpa.com